      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 1997


                                                    REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              BANC ONE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Ohio                                       31-0738296
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


100 East Broad Street, Columbus, Ohio                      43271
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)


                      First USA Deferred Compensation Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                               Steven Alan Bennett
                    Senior Vice President and General Counsel
                              BANC ONE CORPORATION
                               Department OH1-0158
                100 East Broad Street, Columbus, Ohio 43271-0158
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                  614/248-7590
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                 With Copies to:
                             Kenneth L. Wagner, Esq.
                              BANC ONE CORPORATION
                               Department OH1-0158
                              100 East Broad Street
                            Columbus, Ohio 43271-0158
                                  614-248-5304

                         Calculation of Registration Fee

================================================================================
                                          Proposed      Proposed
                                           maximum       maximum
                            Amount        offering      aggregate   Amount of
Title of securities          to be          price       offering   registration
to be registered(1)       registered(2)  per share(2)     price       fee(2)
--------------------------------------------------------------------------------
Deferred Compensation
Obligations

Common Stock

Total                      $4,000,000        100%      $4,000,000     $1,213
================================================================================

(1) The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the First USA Deferred Compensation Plan for a select group of eligible employees.

(2) The amount to be registered is estimated solely for purposes of calculating the registration fee and includes such indeterminate number of shares of the Registrant's Common Stock as may be issued at indeterminate prices from time to time as one of the various investment options for participants in the First USA Deferred Compensation Plan.


                          ----------------------------

Exhibit Index on page II-7.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       Incorporation of Documents by Reference.
              ----------------------------------------

      The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

      1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended by the Form 10-K/A filed March 21, 1997 and the Form 10-K/A filed June 30, 1997).

      2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

      3. The Registrant's Current Reports on Form 8-K filed January 28, 1997, January 29, 1997, April 17, 1997, April 24, 1997, July 14, 1997 and July 15,
1997.

      4. The description of the Common Stock contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Exchange Act on Form 8-B on May 1, 1989, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.       Description of Securities.
              --------------------------

      The Deferred Compensation Obligations registered hereunder (the "Obligations") are unsecured obligations of the Registrant and its subsidiaries to pay deferred compensation in the future in accordance with the terms of the First USA Deferred Compensation Plan (the "Plan") and the First USA Deferred Compensation Plan Trust Agreement, dated as of June 27, 1996, between the Registrant (as successor by merger to First USA, Inc.) and Wachovia Bank of North Carolina, N.A., as Trustee (the "Trust Agreement"), which are filed as Exhibits 4.1 and 4.2 to this Registration Statement. Such Exhibits set forth a description of the Obligations and are incorporated herein by reference in their entirety in response to this Item 4.

      No participant under the Plan shall have any preferred claim to, or any beneficial ownership in, any assets which are subject to the Trust established by the Trust Agreement (the "Trust"). All such assets are subject to the claims of the creditors of the participant's employer until they are paid out of the Trust to the participant in accordance with the terms of the Plan. The Plan provides that payment of all Obligations of the Registrant's subsidiaries under the Plan is guaranteed by the Registrant, and that any such payment by the Registrant shall be made directly and not through the Trust.


ITEM 5.       Interests of Named Experts and Counsel.
              ---------------------------------------

      The validity of the Obligations and the common stock, no par value ($5 stated value) per share (the "Common Stock") to be issued pursuant to the Plan will be passed upon by Steven Alan Bennett, Senior Vice President and General Counsel of the Registrant. Mr. Bennett owns a number of shares of Common Stock and holds options to purchase additional shares of Common Stock.


ITEM 6.       Indemnification of Directors and Officers.
              ------------------------------------------

      Section 1701.13(E) of the Ohio General Corporation Law sets forth provisions which define the extent to which a corporation may indemnify directors, officers and employees. Those provisions have been adopted by the Registrant in Article V of the Registrant's Code of Regulations. Article V provides for the indemnification or the purchase of insurance for the benefit of the directors, officers, employees and agents of the Registrant in the event such persons are subject to legal action as a result of actions in their capacities as directors, officers, employees or agents of the Registrant. The Registrant has entered into indemnification agreements with its directors and executive officers that provide for indemnification unless the indemnitee's conduct is finally adjudged by a court to be knowingly fraudulent, deliberately dishonest or willful misconduct. The Registrant indemnifies other officers, employees or agents provided such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Registrant or, with respect to criminal actions, had no reason to believe was unlawful.


ITEM 7.       Exemption from Registration Claimed.
              ------------------------------------

              Not Applicable.


ITEM 8.       Exhibits.
              ---------

              See the Exhibit Index attached hereto.


ITEM 9.       Undertakings.
              -------------

              A. The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on July 25, 1997.

                                             BANC ONE CORPORATION

                                             By:  /s/ Steven Alan Bennett
                                                 ----------------------------
                                                 Steven Alan Bennett
                                                 Senior Vice President
                                                 and General Counsel


                                POWER OF ATTORNEY

We, the undersigned officers and directors of BANC ONE CORPORATION, hereby severally constitute and appoint Steven Alan Bennett, William P. Boardman, Bobby
L. Doxey, Richard D. Lodge or Michael J. McMennamin, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and any subsequent registration statements filed by BANC ONE CORPORATION pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                         Title                    Date
           ---------                         -----                    ----
 /s/ John B. McCoy                    Chairman of the Board       July 25, 1997
-------------------------------       (Principal Executive
John B. McCoy                         Officer & Director)


 /s/ Richard J. Lehmann               President and Director      July 25, 1997
------------------------------
Richard J. Lehmann

           Signature                         Title                    Date
           ---------                         -----                    ----
 /s/ Michael J. McMennamin            Executive Vice President    July 25, 1997
-------------------------------       (Principal Financial
Michael J. McMennamin                 Officer)


 /s/ Bobby L. Doxey                   Controller (Principal       July 25, 1997
-------------------------------       Accounting Officer)
Bobby L. Doxey


 /s/ Bennett Dorrance                 Director                    July 25, 1997
-------------------------------
Bennett Dorrance


 /s/ Charles E. Exley, Jr.            Director                    July 25, 1997
-------------------------------
Charles E. Exley, Jr.


 /s/ E. Gordon Gee                    Director                    July 25, 1997
-------------------------------
E. Gordon Gee


 /s/ John R. Hall                     Director                    July 25, 1997
-------------------------------
John R. Hall


 /s/ Laban P. Jackson, Jr.            Director                    July 25, 1997
-------------------------------
Laban P. Jackson, Jr.


 /s/ John W. Kessler                  Director                    July 25, 1997
-------------------------------
John W. Kessler


 /s/ John G. McCoy                    Director                    July 25, 1997
-------------------------------
John G. McCoy


 /s/ Thekla R. Shackelford            Director                    July 25, 1997
-------------------------------
Thekla R. Shackelford


 /s/ Alex Shumate                     Director                    July 25, 1997
-------------------------------
Alex Shumate


 /s/ Frederick P. Stratton, Jr.       Director                    July 25, 1997
-------------------------------
Frederick P. Stratton, Jr.


 /s/ John C. Tolleson                 Director                    July 25, 1997
-------------------------------
John C. Tolleson


 /s/ Robert D. Walter                 Director                    July 25, 1997
-------------------------------
Robert D. Walter

                                  EXHIBIT INDEX
                         FORM S-8 REGISTRATION STATEMENT

                              BANC ONE CORPORATION

Exhibit No.              Description of Exhibit             Sequential Page No.
-----------              ----------------------             -------------------
    3.1               Amended Articles of Incorporation of
                      the Registrant (incorporated by
                      reference from Exhibit 3.1 of the
                      Registrant's Current Report on Form
                      8-K filed July 14, 1997.

    4.1               First USA Deferred Compensation Plan
                      (incorporated by reference from
                      Exhibit 4.6 of the First USA, Inc.
                      Registration Statement on Form S-8
                      (No. 333-07025).

    4.2               First USA Deferred Compensation Plan
                      Trust Agreement dated as of June 27,
                      1996 between First USA, Inc. and
                      Wachovia Bank of North Carolina,
                      N.A., as Trustee (incorporated by
                      reference from Exhibit 4.7 of the
                      First USA, Inc. Registration
                      Statement on Form S-8 (No.
                      333-07025).

    5                 Opinion of Steven Alan Bennett,
                      Esq., Senior Vice President and
                      General Counsel of the Registrant,
                      regarding the legality of the
                      securities being offered, including
                      consent.

   23.1               Consent of Steven Alan Bennett,
                      Esq., Senior Vice President and
                      General Counsel of the Registrant
                      (included in Exhibit 5 attached
                      hereto).

   23.2               Consent of Coopers & Lybrand L.L.P.

   24                 Powers of Attorney (included
                      elsewhere in Part II of this
                      Registration Statement).